Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 12, 2013, in Amendment No. 2 to the Registration Statement (Form F-1 No. 333-191459) and related Prospectus of Qunar Cayman Islands Limited for the registration of its ordinary shares.

/s/ Ernst & Young Hua Ming LLP

Beijing, People’s Republic of China

October 15, 2013